EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to incorporation by reference in the following Registration Statements on Forms S-8 of Datastream Systems, Inc., of our reports dated February 27, 2006, relating to the consolidated balance sheet of Datastream Systems, Inc. and subsidiaries as of December 31, 2005, and the related consolidated statements of income, stockholders’ equity and comprehensive income (loss), and cash flows for the year ended December 31, 2005, the related financial statement schedule, management’s assessment of internal control over financial reporting as of December 31, 2005, and the effectiveness of internal control over financial reporting as of December 31, 2005, which reports appear in the December 31, 2005 Form 10-K of Datastream Systems, Inc.:

Form	Registration Number	Filing Date
S-8	333-00314	1/16/1996
S-8	333-00080	1/16/1996
S-8	333-03579	5/13/1996
S-8	333-37655	10/10/1997
S-8	333-50395	4/17/1998
S-8	333-50397	4/17/1998
S-8	333-50399	4/17/1998
S-8	333-57055	6/17/1998
S-8	333-79085	5/21/1999
S-8	333-81663	6/28/1999
S-8	333-43980	8/17/2000
S-8	333-43982	8/17/2000
S-8	333-59320	4/20/2001
S-8	333-99145	9/04/2002
S-8	333-107431	7/29/2003

/s/ BDO SEIDMAN, LLP

Charlotte, North Carolina

February 27, 2006